UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 9, 2004

VIROPHARMA INCORPORATED

(Exact Name of Issuer as Specified in Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

ViroPharma Incorporated (“ViroPharma” or the “Company”) completed its previously announced acquisition of certain rights related to Vancocin® products from Eli Lilly and Company (“Lilly”) as further described below in Item 2.01. In connection with the closing of the Vancocin acquisition, on November 9, 2004, the Company and Lilly entered into a Transition Services Agreement and a Manufacturing Agreement. Pursuant to the terms of the Transition Services Agreement, Lilly will provide certain inventory management, distribution, accounting and regulatory services to ViroPharma during a specified time period. The manufacturing agreement provides that Lilly will continue to supply Vancocin capsules to ViroPharma until the earlier of the qualification of the third party supply chain or the expiration of the term of the manufacturing agreement. The process of qualifying the third party supply chain will be ongoing during the term of the manufacturing agreement. In addition, in order to clarify certain of the Company’s rights to the non-oral Vancocin products, the Company and Lilly executed an amendment to the Assignment, Transfer and Assumption Agreement on November 9, 2004.

The Company also entered into a Security Agreement with U.S. Bank National Association as collateral agent on November 9, 2004. The Security Agreement provides that the Senior Notes (as defined below) are secured by a first lien on the Company’s vancomycin assets, which are primarily related to the manufacture, production, preparation, packaging or shipment of vancomycin products, and all proceeds of such assets, including accounts receivable generated from the sale of such vancomycin products.

The material terms of the Vancocin acquisition, the Senior Notes, the Convertible Notes (as defined below), and the Warrants (as defined below) are more fully described in the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (“SEC”) on October 18, 2004. Copies of the form of Senior Note (attached to the Senior Notes Indenture), the Senior Notes Indenture, the form of Convertible Note (attached to the Convertible Notes Indenture), the Convertible Notes Indenture, and the form of Warrant were included as exhibits to the Current Report on Form 8-K that the Company filed with the SEC on October 19, 2004. The Assignment, Transfer and Assumption Agreement, the amendment to the Assignment, Transfer and Assumption Agreement, the Transition Services Agreement, the Manufacturing Agreement, and the Security Agreement will be filed as exhibits at a subsequent date, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The information set forth under Item 2.01 of this report is hereby incorporated in Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company acquired from Lilly all rights in the United States and its territories, to manufacture, market and sell Vancocin Pulvules®, the oral capsule formulation of Vancocin (vancomycin hydrochloride), as well as rights to certain related Vancocin products, for an upfront cash payment of $116 million plus varying royalty payments on annual net sales of Vancocin as of November 9, 2004. Lilly will retain its rights to vancomycin outside of the United States and its territories.

The Company funded the $116 million upfront cash payment for the Vancocin acquisition through the use of approximately $53.5 million from its existing cash reserves and $62.5 million from the issuance of $62.5 million aggregate principal amount of the Company’s 10% Senior Secured Bridge Notes due 2005 (the “Senior Notes”) and Warrants to purchase 5,000,000 shares of the Company’s common stock at an initial exercise price of $0.01 (the “Warrants”) pursuant to an offering to selected qualified institutional investors in a private placement under Regulation D of the Securities Act of 1933. The Senior Notes and Warrants will be automatically exchanged for the Company’s 6% Convertible Senior Secured Notes due 2009 (the “Convertible Notes”) following stockholder approval of the issuance of the Convertible Notes.

The information set forth under Item 1.01 of this report is hereby incorporated in Item 2.01 by reference.

A copy of the press release that includes the announcement of the completion of the Vancocin acquisition is attached hereto as Exhibit 99.1.

In connection with the issuance of the Convertible Notes and the requirement for stockholder approval, the Company will file with the SEC a proxy statement on Schedule 14A providing information related to a special meeting of the Company’s stockholders to consider and vote upon the issuance of the Convertible Notes. SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE STOCKHOLDER APPROVAL OF THE ISSUANCE OF THE CONVERTIBLE NOTES WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT STOCKHOLDER APPROVAL OF THE ISSUANCE OF THE CONVERTIBLE NOTES. Security holders may obtain a free copy of the proxy statement when it is available and other documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov/. The proxy statement and these other documents may also be obtained for free from the Company by contacting Investor Relations, ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, PA 19341, telephone (610) 458-7300.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the issuance of the Convertible Notes and related transactions. Information regarding such officers and directors is included in the Company’s Proxy Statement for its 2004 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2004. This document is available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov/ and from the Company.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(a) The financial information to be filed pursuant to Item 9.01(a) of this report will be filed by amendment not later than 71 calendar days after the date that this report is required to be filed.

(b) The pro forma financial information to be filed pursuant to Item 9.01(b) of this report will be filed by amendment not later than 71 calendar days after the date that this report is required to be filed.

(c)	Exhibit No.	Description
	99.1	Press Release dated November 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: November 10, 2004	By:	/s/ Thomas F. Doyle Thomas F. Doyle Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
99.1	Press Release dated November 10, 2004.